EXHIBIT 23.2

CONSENT OF EXPERTS

We hereby consent to the reference in this Registration Statement on Form S-8 of our report dated March 28, 2007 relating to the consolidated financial statements of Andover Medical, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus contained in this Registration Statement.

/s/ MANTYLA, MCREYNOLDS, LLC
MANTYLA, MCREYNOLDS, LLC
Certified Public Accountants

Salt Lake City, Utah
June  26, 2007